UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TELEWEST GLOBAL, INC.
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Filed by Telewest Global, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

This filing consists of certain communications made in connection with the announcement of an Agreement and Plan of Merger among Telwest Global, Inc., NTL Incorporated and Merger Sub Inc., dated as of October 2, 2005, which were included in an issue of “focus”, an internal publication for employees.

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David Keighley and Colin Whitbread write...

This month we thought it prudent to give you a little more information on the announcement made on Monday 3 October regarding the agreed framework to combine ntl and Telewest, with ntl acquiring Telewest. As you know, this transaction provides our colleagues, customers and shareholders with a fantastic opportunity for growth; we will become the UK’s second largest communications company and a leading triple play service provider with a cable footprint covering more than 50 per cent of UK households.

This is great news, but we are very conscious that since making this announcement it may have provided an amount of uncertainty for some colleagues. Of course this can be a little unsettling and many of you will be worried about the next steps and how this affects you. Therefore in order to help alleviate some of those fears we are going to do our very best to help you understand what it means for us in Consumer and Regional Operations.

What happens next?

The integration planning will take some time as there are important legal and regulatory conditions that need to be satisfied, we will set up a business team to plan how we’ll bring the two businesses together, but the transaction will take several months to complete and until then it’s business as usual.

Will my job be safe and when will we become one company?

At this stage, it’s too early to say how long it will take to become one company. It’s only fair to say that there may be fewer jobs in some areas eventually and it’s only natural to feel uncertain about potential future changes, but it’s important to keep things in perspective. A strong, high profile business that wants to offer the best products and services in the market will continue to need skilled, professional colleagues to succeed.

I heard about the announcement from the media before Telewest. Why?

We announced the agreement to colleagues, the media and the financial markets at exactly the same time. We have to do this for legal reasons because we’re a public company – we’re not actually allowed to tell colleagues before we send out the press release.

Unfortunately because of people’s shifts and holidays, this inevitably means some people may have heard the news from the media first. We’re sorry if this happened to you.  Cob Stenham, Telewest Chairman recorded a voicemail so that all our field-based colleagues could dial in and listen to it to find out the news at the same time as our office-based colleagues. Many of you would have received the text message sent out in the morning to access this.

Why has there been such a delay in announcing this when there has been speculation in the press for months?

There has been speculation in the press about ntl and Telewest coming together for probably as long as any of us can remember and it has always been our policy not to comment on rumour and speculation. We’ve only now reached a point where we’re in a position to announce the agreement to the financial markets.

Does the fact that ntl is buying Telewest mean ntl will make all the decisions?

No. This is an opportunity to get the best from both companies. We’ll do things the best way for our customers and our colleagues. A team of people drawn from both companies will work together to decide how we should combine the companies.

Will there be any restructuring of divisions, departments and reporting lines?

It’s inevitable there will be some restructuring as we bring the businesses together and we’ll be putting together plans for how we’ll combine the companies over the next few months. However, until the deal is closed, there’s no change. We’re still separate companies and it’s business as usual for all of us.

What should we say to our customers?

Today it’s business as usual. There’s no change to their services, contracts or prices. However, once we complete the transaction we’ll be better placed to meet their future needs as one large company.

Do I need to do anything differently?

Absolutely not. As mentioned earlier, it’s business as usual for us in Consumer and Regional Operations. There’s still high demand from customers to have our products and services installed, so we’ll continue to do this in our normal professional manner. And we need to provide consistent levels of network maintenance and last drop work.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between NTL Incorporated (“ntl”) and Telewest, Inc. (“Telewest”), the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Telewest’s or ntl’s future expectations, beliefs, goals or prospects constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions or statements that are not historical facts, in each case as they relate to ntl and Telewest, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements.  In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of ntl and Telewest.  These include: (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in our Form 10-K.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Additional Information and Where to Find it

This filing may be deemed to be solicitation material in respect of the proposed merger of ntl and Telewest.  In connection with the proposed merger, ntl and Telewest will file a joint proxy statement / prospectus with the U.S. Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The final joint proxy statement / prospectus will be mailed to stockholders of ntl and Telewest.  Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by ntl and Telewest with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of the joint proxy statement / prospectus, when it becomes available, and each company’s other filings with the SEC may also be obtained from the respective companies.  Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

Participants in the Solicitation

ntl, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favour of the merger. Information regarding ntl’s directors and executive officers is available in ntl’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement / prospectus and the other relevant documents filed with the SEC when they become available.